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                                                              Exhibit 3.2

                           EXCEL SWITCHING CORPORATION

                                ****************

                              AMENDED AND RESTATED
                                     BY-LAWS

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                                    ARTICLE I

                                  Stockholders

      1. Annual Meeting. The annual meeting of stockholders shall be held on the second Friday in May of each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:00 A.M., or such other time, place and date as may be fixed by the Directors and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization of the corporation (the "Articles of Organization") or by these By-laws, may be specified by the Directors or the President. In the event an annual meeting has not been held on the date fixed in these By-laws, a special meeting in lieu of the annual meeting may be held with all the force and effect of an annual meeting.

      2. Special Meetings. Special meetings of stockholders may be called by the President or by the Directors. Upon written application of one or more stockholders who hold at least 10% in interest of the capital stock entitled to vote at a meeting, a special meeting shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by another officer. Notwithstanding the immediately preceding sentence, if the corporation has a class of voting stock registered under the Securities Exchange Act of 1934, as amended, upon written application of one or more stockholders who hold at least 40% in interest of the capital stock entitled to vote at a meeting, a special meeting shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer.

      3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within or without Massachusetts, but within the United States) is fixed by the Directors or the President and stated in the notice of the meeting.

      4. Notice of Meetings. A written notice of the place, date and hour of all meetings of stockholders stating the purpose of the meeting shall be given by the Clerk or an Assistant Clerk or by the person calling the meeting at least seven days before the meeting or such longer period as is required by law to each stockholder entitled to vote thereat and to each stockholder who under the law, under the Articles of Organization or under these By-laws, is entitled to such notice, by leaving such notice with such stockholder or at his or her residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his or her address as it appears in the records of the corporation. Whenever notice of a meeting is required to be given a stockholder under any provision of the Massachusetts Business Corporation Law or of the Articles of Organization or these By-laws, a written waiver thereof, executed before or after the meeting by such stockholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.
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                                      -2-


      5. Notice of Stockholder Business. The following provisions of this
Section 5 shall apply to the conduct of business at any meeting of the stockholders. (As used in this Section 5, the term annual meeting shall include a special meeting in lieu of annual meeting.)

            (a) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in paragraph (b) of this
Section 5, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 5.

            (b) For business to be properly brought before any meeting of the stockholders by a stockholder pursuant to clause (iii) of paragraph (a) of this By-law, the stockholder must have given timely notice thereof in writing to the Clerk of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation
(i) in the case of any annual meeting, not less than ninety (90) days nor more than 120 days prior to the date specified in Section 1 above for such annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if a special meeting in lieu of annual meeting of stockholders is to be held on a date prior to the date specified in Section 1 above, and if less than seventy (70) days' notice or prior public disclosure of the date of such special meeting in lieu of annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the date on which notice of the date of such special meeting in lieu of annual meeting was mailed or the day on which public disclosure was made of the date of such special meeting in lieu of annual meeting; and (ii) in the case of a special meeting (other than a special meeting in lieu of an annual meeting), not later than the tenth day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting. A stockholder's notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal,
(iii) the class and number of shares of the corporation which are owned beneficially and of record by the stockholder proposing such business, by the beneficial owner, if any, on whose behalf the proposal is made, and by any other stockholders or beneficial owners known by such stockholder to be supporting such proposal and (iv) any material interest in such proposed business of the stockholder proposing such business, any material interest in such proposed business of the beneficial owner, if any, on whose behalf the proposal is made, and any material interest of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal in such proposed business, to the extent known by such stockholder.

            (c) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in these By-laws. The person presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provision of this By-law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended
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                                      -3-


(or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this By-law.

            (d) This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, Directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as herein provided.

      6. Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice; except that, if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class, a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

      7. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote owned by him or her and a proportionate vote for a fractional share, unless otherwise provided by the Articles of Organization in the case that the corporation has two or more classes or series of stock. Capital stock shall not be voted if any installment of the subscription therefor has been duly demanded in accordance with the law of the Commonwealth of Massachusetts and is overdue and unpaid. Stockholders may vote either in person or by written proxy. Proxies shall be filed with the clerk of the meeting, or of any adjournment thereof, before being voted. No proxy dated more than six months before the date named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. Notwithstanding the provisions of the preceding sentence, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in shares or in the corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

      8. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter), except where a larger or different vote is required by law, the Articles of Organization or these By-laws, shall decide any matter to be voted on by the stockholders. Broker non-votes will be counted for purposes of determining whether a quorum is present on any matter, but will not be counted as having been voted on any matter for which voting authority is withheld. Any election of Directors or officers by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote at the election. Any such elections shall be by ballot if so requested by any stockholder entitled to vote thereon. The corporation shall not directly or indirectly vote any share of its own stock.
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                                   ARTICLE II
                                    Directors

      1. Powers. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-laws. In the event of vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

      2. Number, Election and Qualification. A Board of Directors (the "Board") shall be elected by the stockholders at the annual meeting. The number of Directors shall be fixed by the stockholders (except as that number may be enlarged by the Board of Directors acting pursuant to Section 4 of this Article), but shall be not less than three, except that whenever there shall be only two stockholders the number of directors shall be not less than two and whenever there shall be only one stockholder or prior to the issuance of any stock, there shall be at least one director, and shall be not more than nine.

      3. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board, may be filled by the stockholders or, in the absence of stockholder action, by the Directors. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is chosen and qualified or until his or her earlier death, resignation or removal.

      4. Enlargement of the Board. The Board of Directors may be enlarged by the stockholders at any meeting or by vote of a majority of the Directors then in office.

      5. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, Directors shall hold office until the next annual meeting of stockholders and until their successors are chosen and qualified. Any Director may resign by delivering his or her written resignation to the corporation at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      6. Removal. A Director may be removed from office (a) with or without cause by the vote of the holders of a majority of the shares entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of the particular class of stockholders entitled to vote for the election of such Directors; or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him or her.

      7. Meetings. Regular meetings of the Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders. Special meetings of the Directors may be held at any time and place designated in a call by the President or two or more Directors.

      8. Telephone Conference Meetings. Members of the Board of Directors may participate in a meeting of the board by means of a conference telephone or similar communications equipment by
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                                      -5-


means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

      9. Notice of Meetings. Notice of all special meetings of the Directors shall be given to each Director by the President, Secretary, or Assistant Secretary, or if there is no Secretary or Assistant Secretary, by the Clerk, or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by e-mail or by telephone, telegram or facsimile sent to his or her business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his or her business or home address at least forty-eight hours in advance of the meeting. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by such Director before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

      10. Quorum. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

      11. Action at Meeting. At any meeting of the Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board except to the extent that a larger number is required by law or the Articles of Organization or these By-laws.

      12. Action by Consent. Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting, if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of Directors. Such consents shall be treated for all purposes as a vote at a meeting.

      13. Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-laws they are prohibited from delegating to such committee. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the Directors.

                                   ARTICLE III
                                    Officers

      1. Enumeration. The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including a Chairman of the Board of Directors, one or more Vice-Presidents, Assistant Treasurers, Assistant Clerks, Secretary and Assistant Secretaries as the Directors may determine.

      2. Election. The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Directors at such meeting or at any other meeting.
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                                      -6-


      3. Qualification. The President may, but need not be, a Director. No officer need be a stockholder. Any two or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his or her duties to the corporation in such amount and with such sureties as the Directors may determine.

      4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the next annual meeting of stockholders and until their successors are chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the next annual meeting of stockholders and until their successors are chosen and qualified, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his or her written resignation to the corporation at its principal office or to the President, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      5. Removal. The Directors may remove any officer with or without cause by vote of a majority of the Directors then in office; provided, that an officer may be removed for cause only after a reasonable notice and opportunity to be heard before the Board of Directors.

      6. President, Chairman of the Board, and Vice-President. The President shall, unless otherwise provided by the Directors, be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors he or she shall preside, when present, at all meetings of stockholders and, unless a Chairman of the Board has been elected and is present, of the Directors. If a Chairman of the Board of Directors is elected he or she shall preside at all meetings of the Board of Directors at which he or she is present. The Chairman shall have such other powers as the Directors may from time to time designate. Any Vice-President shall have such powers as the Directors may from time to time designate.

      7. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause accurate books of account to be kept. He or she shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide. Any Assistant Treasurer shall have such powers as the Directors may from time to time designate.

      8. Clerk and Assistant Clerks. The Clerk shall record all proceedings of the stockholders in a book to be kept therefor. Unless a transfer agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his or her office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address and the amount of stock held by each. In case a Secretary is not elected, the Clerk shall record all proceedings of the Directors in a book to be kept therefor. In the absence of the Clerk from any meeting of the stockholders, an Assistant Clerk, if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk. Any Assistant Clerk shall have such additional powers as the Directors may from time to time designate.

      9. Secretary and Assistant Secretaries. If a Secretary is elected, he or she shall keep a record of the meetings of the Directors and in his or her absence, an Assistant Secretary, if one be elected, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall keep a record
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                                      -7-


of the meetings of the Directors. Any Assistant Secretary shall have such additional powers as the Directors may from time to time designate.

      10. Other Powers and Duties. Each officer shall, subject to these By-laws, have in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as are customarily incident to his or her office, and such duties and powers as the Directors may from time to time designate.

                                   ARTICLE IV
                                  Capital Stock

      1. Certificates of Stock. Subject to the provisions of Section 2 below, each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice-President, and by the Treasurer or an Assistant Treasurer; provided, however, such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the time of its issue.

      Every certificate issued for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the Articles of Organization, these By-laws or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every stock certificate issued by the corporation at a time when it is authorized to issue more than one class or series of stock shall set forth upon the face or back of the certificate either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the Articles of Organization, or a statement of the existence of such preferences, powers, qualifications, and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

      2. Stockholder Open Accounts. The corporation may maintain or caused to be maintained stockholder open accounts in which may be recorded all stockholders' ownership of stock and all changes therein. Certificates need not be issued for shares so recorded in a stockholder open account unless requested by the stockholder.

      3. Transfers. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred in the records of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor, properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. When such stock certificates are thus properly surrendered to the corporation or its transfer agent, the corporation or transfer agent shall cause the records of the corporation to reflect the transfer of the shares of stock. Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown in its records as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereof, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

      It shall be the duty of each stockholder to notify the corporation of his or her post office address.

      4. Record Date. The Directors may fix in advance a time which shall be not more than sixty (60) days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

      If no record date is fixed and the transfer books are not closed, the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

      5. Replacement of Certificates. In case of the alleged loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms and conditions as the Directors may prescribe.

      6. Issue of Capital Stock. The whole or any part of the then authorized but unissued shares of each class of stock may be issued at any time or from time to time by the Board of Directors without action by the stockholders.

      7. Reacquisition of Stock. Shares of stock previously issued which have been reacquired by the corporation, may be restored to the status of authorized but unissued shares by vote of the Board of Directors, without amendment of the Articles of Organization.

                                    ARTICLE V

                        Provisions Relative to Directors,
                      Officers, Stockholders and Employees

      1. Certain Contracts and Transactions. In the absence of fraud or bad faith, no contract or transaction by this corporation shall be void, voidable or in any way affected by reason of the fact that the contract or transaction is
(a) with one or more of its officers, Directors, stockholders or employees, (b) with a person who is in any way interested in this corporation or (c) with a corporation, organization or other concern in which an officer, Director, stockholder or employee of this corporation is an officer, director, stockholder, employee or in any way interested. The provisions of this section shall apply notwithstanding the fact that the presence of a Director or stockholder, with whom a contract or transaction is made or entered into or who is an officer, director, stockholder or employee of a corporation, organization or other concern with which a contract or transaction is made or entered into or who is in any way interested in such contract or transaction, was necessary to constitute a quorum at the meeting of the Directors (or any authorized committee thereof) or stockholders at which such contract or transaction was authorized and/or that the vote of such Director or stockholder was necessary for the adoption of such contract or transaction, provided that if said interest was material, it shall have been known or disclosed to the Directors or stockholders voting at said meeting on said contract or transaction. A general notice to any person voting on said contract or transaction that an officer, Director, stockholder or employee has a material interest in any corporation, organization or other concern shall be sufficient disclosure as to such officer, Director, stockholder or employee with respect to all contracts and transactions with such corporation, organization or other concern. This section shall be subject to amendment or repeal only by action of the stockholders.

      2. Indemnification. Each Director and officer of the corporation, and any person who, at the request of the corporation, serves as a director or officer of another organization shall be indemnified by the corporation against any cost, expense (including attorneys' fees), judgment, liability and/or amount paid in settlement reasonably incurred by or imposed upon him or her in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), to which he or she may be made a party or otherwise involved or with which he or she shall be threatened, by reason of his or her being, or related to his or her status as, a Director or officer of the corporation or of any other organization, which other organization he or she serves or has served as director or officer at the request of the corporation (whether or not he or she continues to be an officer or Director of the corporation or such other organization at the time such action, suit or proceeding is brought or threatened), unless such indemnification is prohibited by the Business Corporation Law of the Commonwealth of Massachusetts. The foregoing right of indemnification shall be in addition to any rights to which any such person may otherwise be entitled and shall inure to the benefit of the executors or administrators of each such person. The corporation may pay the expenses incurred by any such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by such person to repay such payment if it is determined that such person is not entitled to indemnification hereunder. This section shall not affect any rights to indemnification to which corporate personnel other than Directors and officers may be entitled by contract or otherwise under law. This section shall be subject to amendment or repeal only by action of the stockholders, and any such amendment or repeal shall not affect the rights arising hereunder prior to the effective date of the amendment or repeal.

                                   ARTICLE VI
                            Miscellaneous Provisions

      1. Fiscal Year. Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall be the twelve month period ending on the 31st day of December of each year or as otherwise selected by the Board of Directors from time to time. Following any change in the fiscal year previously adopted, a certificate of such change, signed under the penalties of perjury by the Clerk or an Assistant Clerk, shall be filed forthwith with the state secretary.

      2. Seal. The seal of this corporation shall, subject to alteration by the Directors, bear its name, the word "Massachusetts", and the year of its incorporation.

      3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President, any Vice President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

      4. Voting of Securities. Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by the corporation.

      5. Corporate Records. The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation or at an office of its transfer agent or of the Clerk or of its resident agent. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders or other information for the purpose of selling said list or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

      6. Articles of Organization. All references in these By-laws to the Articles of Organization shall be deemed to refer to the Restated Articles of Organization of the corporation, as amended and in effect from time to time.

      7. Amendments. These By-laws, to the extent provided in these By-laws, may be amended or repealed, in whole or in part, and new By-laws adopted either (a) by the stockholders at any meeting of the stockholders by the affirmative vote of the holders of at least a majority in interest of the capital stock present and entitled to vote, provided that notice of the proposed amendment or repeal or of the proposed making of new By-laws shall have been given in the notice of such meeting, or (b) if so authorized by the Restated Articles of Organization, by the Board of Directors at any meeting of the Board by the affirmative vote of a majority of the Directors then in office, but no amendment or repeal of a By-law shall be voted by the Board of Directors and no new By-law shall be made by the Board of Directors which alters the provisions of these By-laws with respect to removal of Directors, or the election of committees by Directors and the delegation of powers thereto, nor shall the Board of Directors make, amend or repeal any provision of the By-laws which by law, the Restated Articles of Organization or the By-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending, or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws. Any By-law or amendment of a By-law made the Board of Directors may be amended or repealed by the stockholders by affirmative vote as above provided in this Section 7.

      8. 1987 Massachusetts Control Share Acquisition Act. The 1987 Massachusetts Control Share Acquisition Act, Chapter 110D of the Massachusetts General Laws, as it may be amended from time to time, shall not apply to the corporation.

      9. Massachusetts General Laws, Chapter 110F. Chapter 110F of the Massachusetts General Laws, as it may be amended from time to time, shall not apply to the corporation.